EXHIBIT 23


                               CONSENT OF KPMG LLP


The Board of Directors
General Mills, Inc.:

     We consent to incorporation by reference in the Registration Statements (Nos. 2-49637 and 333-76741) on Form S-3 and Registration Statements (Nos. 2-13460, 2-53523, 2-95574, 33-24504, 33-27628, 33-32059, 33-36892, 33-36893,
33-50337, 33-62729, 333-13089 and 333-32509, 333-65311 and 333-65313) on Form
S-8 of General Mills, Inc. of our report dated June 26, 2000, except as to Note Two, which is as of July 17, 2000, relating to the consolidated balance sheets of General Mills, Inc. and subsidiaries as of May 28, 2000 and May 30, 1999 and the related consolidated statements of earnings, stockholders' equity, cash flows and our report dated June 26, 2000 on the related financial statement schedule for each of the fiscal years in the three-year period ended May 28, 2000, which reports are included or incorporated by reference in the May 28, 2000 annual report on Form 10-K of General Mills, Inc.




                                  /s/ KPMG LLP



Minneapolis, Minnesota
August 18, 2000